UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

Septerna, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42382	84-3891440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 East Grand Avenue
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 338-3533

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2025 (the “Appointment Date”), the Board of Directors (the “Board”) of Septerna, Inc. (the “Company”) expanded the size of the Board from seven to eight directors and appointed Keith Gottesdiener, M.D. to serve as a member of the Board and as a Class I director, to hold office for a three-year term expiring at the Company’s annual meeting of stockholders to be held in 2028 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal, in each case effective as of the Appointment Date. In addition, effective as of September 26, 2025, Dr. Gottesdiener was appointed to serve as a member of the Compensation Committee of the Board (the “Compensation Committee”) and as a member and Chair of the Research and Development Committee of the Board (the “R&D Committee”).

In connection with Dr. Gottesdiener’s appointment, the Board determined that Dr. Gottesdiener is independent under the applicable listing standards of Nasdaq and the rules and regulations of the Securities and Exchange Commission. There are no arrangements or understandings between Dr. Gottesdiener and any other persons pursuant to which he was selected as a director, and there are no family relationships between Dr. Gottesdiener and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Dr. Gottesdiener has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

As a non-employee director, Dr. Gottesdiener will receive compensation for his Board and Compensation Committee service in accordance with the Company’s non-employee director compensation policy, a description of which is included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2025 and is incorporated herein by reference, as such policy may be amended from time to time (the “Non-Employee Director Compensation Policy”). In addition, pursuant to the Non-Employee Director Compensation Policy, Dr. Gottesdiener will receive an additional annual cash retainer of $12,000 for his service as Chair of the R&D Committee, to be paid quarterly in arrears (pro-rated based on the number of actual days served during a calendar quarter).

In addition, Dr. Gottesdiener has entered into a standard indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors, which was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 24, 2024.

Item 7.01	Regulation FD Disclosure.

On September 29, 2025, the Company issued a press release titled “Septerna Appoints Veteran Biotechnology Leader Keith Gottesdiener, M.D., to its Board of Directors.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Septerna, Inc. on September 29, 2025, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Septerna, Inc.

Date: September 29, 2025	By:	/s/ Jeffrey Finer, M.D., Ph.D.
Jeffrey Finer, M.D., Ph.D.
Chief Executive Officer